Delaware National Bank to Merge With Sister Bank

LANCASTER, Pa., Sept. 28, 2010 (GLOBE NEWSWIRE) -- R. Scott Smith, Jr., chairman and chief executive officer of Fulton Financial Corporation (Nasdaq:FULT) today announced that the boards of directors of two of the Corporation's affiliate banks have reached an agreement in principle to merge.

Delaware National Bank, based in Georgetown, Delaware, will merge with Fulton Bank, headquartered in Lancaster, Pennsylvania. Delaware National currently operates 12 branches located in northern and southern Delaware. Fulton Bank operates 107 offices in south-central and southeastern Pennsylvania and Virginia.

The planned merger is subject to approval by bank regulatory authorities and is expected to be completed by the end of this year. P. Randolph Taylor, president and chief executive officer of Delaware National Bank, will continue to head the company's Delaware region. The newly merged bank will have assets of approximately $8.9 billion.

"The communities served by each of these banks are adjacent to one another," said Smith. "By merging the smaller Delaware National Bank into our larger flagship affiliate, Fulton Bank, we will be able to leverage the community banking style of Delaware National with the significant resources of Fulton Bank to better serve our customers. By uniting under one name, we will also be able to bring a more focused message to the individuals and businesses we are trying to reach."

"Fulton Bank has a powerful brand – customers in many of the markets we serve know that Fulton is a bank of considerable size and strength," said Taylor. "That knowledge and perception is an asset to us as we continue to work to attract new customers and increase our service to current customers in Delaware's communities."

Delaware National currently operates offices in Sussex and New Castle Counties in Delaware. Fulton Bank has branch locations in Berks, Bucks, Centre, Chester, Cumberland, Dauphin, Delaware, Lancaster, Lebanon, Montgomery, Schuylkill and York Counties in Pennsylvania as well as Chesapeake, Fairfax, Newport News, Prince William, Richmond and Virginia Beach counties in Virginia.

More information on Delaware National Bank can be found at ww.delawarenational.com. Information on Fulton Bank is available at www.fultonbank.com and information on Fulton Financial Corporation can be found at www.fult.com.

Forward-looking Statement

This news release may contain forward-looking statements with respect to the Corporation's financial condition, results of operations and business. Do not unduly rely on forward-looking statements. Forward-looking statements can be identified by the use of words such as "may," "should," "will," "could," "estimates," "predicts," "potential," "continue," "anticipates," "believes," "plans," "expects," "future," and "intends," and similar expressions which are intended to identify forward-looking statements.

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Many factors could affect future financial results including, without limitation: asset quality and the impact on assets from adverse changes in the economy and in credit and other markets and resulting effects on credit risk and asset values; acquisition and growth strategies; market risk; changes or adverse developments in economic, political or regulatory conditions; a continuation or worsening of the current disruption in credit and other markets, including the lack of or reduced access to, and the abnormal functioning of, markets for mortgages and other asset-backed securities and for commercial paper and other short-term borrowings; changes in the levels of FDIC deposit insurance premiums and assessments; the effect of competition and interest rates on net interest margin and net interest income; investment strategy and income growth; investment securities gains and losses; declines in the value of securities which may result in charges to earnings; changes in rates of deposit and loan growth or a decline in loans originated; balances of risk-sensitive assets to risk-sensitive liabilities; salaries and employee benefits and other expenses; amortization of intangible assets; goodwill impairment; capital and liquidity strategies, and other financial and business matters for future periods.

For a more complete discussion of certain risks and uncertainties affecting the Corporation, please see the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" set forth in the Corporation's filings with the Securities and Exchange Commission.

CONTACT:           Fulton Financial Corporation
Laura Wakeley
                        717-291-2616